SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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China BAK Battery, Inc.
(Name of Registrant as Specified In Its Charter)

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China BAK Battery, Inc.
BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, People’s Republic of China

INFORMATION STATEMENT

Relating to the Election of Directors and Adoption of a Stock Option Plan and a Compensation Plan for Non-Employee Directors
By Written Consent of Stockholders

          NOTICE IS HEREBY GIVEN that we have received written consent in lieu of a meeting of stockholders from certain stockholders holding approximately 51.9% of our outstanding shares of common stock electing directors and approving an option plan and a compensation plan for non-employee directors, all as more specifically described in this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

          Stockholders of record at the close of business on March 21, 2006 executed the written consent. At that time, 48,878,396 shares of our common stock were outstanding.  Each share of our common stock was entitled to one vote in connection with the actions being taken.  Prior to the mailing of this Information Statement, holders of approximately 51.9% of our outstanding shares of common stock had signed a written consent approving the actions described above.  The resolutions of the stockholders adopted pursuant to such consent provide that such resolutions will become effective on the twentieth day following the day on which this Information Statement is mailed.

          This Information Statement is first being mailed on or about April 19, 2006 to the holders of our common stock as of March 21, 2006, the record date for determining stockholders entitled to receive this Information Statement.

By Order of the Board of Directors,

Xiangqian Li, Chairman of the Board

April __, 2006

SUMMARY

Actions Taken:	Election of four Directors- Richard Goodner, Joseph R. Mannes, Jay J. Shi and Huanyu Mao; Approval of a Stock Option Plan for the Company; Approval of a Compensation Plan for Non-Employee Directors.

Purpose:	The purpose of this Information Statement is to inform holders of our common stock of the foregoing corporate actions and their effects.

Number of shares outstanding and entitled to be voted:	48,878,396

Number of votes per share	1

Record Date:	March 21, 2006

Effective Date:	Twenty (20) days after the mailing of this Information Statement.

STOCK OWNERSHIP

          The following table sets forth, as of March 1, 2006, certain information with respect to the beneficial ownership of our common stock by (i) each director and officer of China BAK Battery, Inc. (“CBBI” or the “Company”), (ii) each person known to CBBI to be the beneficial owner of five percent or more of the outstanding shares of common stock of CBBI, and (iii) all directors and officers of CBBI as a group.  Unless otherwise indicated, the person or entity listed in the table is the beneficial owner of, and has sole voting and investment power with respect to, the shares indicated.

	Amount and Nature of Beneficial Ownership(1)

Name of Beneficial Owner	Number of Shares(2)	Percent of Voting Stock(3)

Xiangqian Li BAK Industrial Park, No. 1 BAK Street Kuichong Town Longgang District, Shenzhen People’s Republic of China	21,233,437(4)	43.4%

Jinghui Wang BAK Industrial Park, No. 1 BAK Street Kuichong Town Longgang District, Shenzhen People’s Republic of China	3,600,035	7.4%

The Pinnacle Fund, L.P.(5) 4965 Preston Park Blvd., Suite 240 Plano, TX 75093	2,609,636	5.3%

Fenghua Li BAK Industrial Park, No. 1 BAK Street Kuichong Town Longgang District, Shenzhen People’s Republic of China	2,498,051	5.1%

Huanyu Mao BAK Industrial Park, No. 1 BAK Street Kuichong Town Longgang District, Shenzhen People’s Republic of China	249,805	*

Yongbin Han BAK Industrial Park, No. 1 BAK Street Kuichong Town Longgang District, Shenzhen People’s Republic of China	312,256	*

Directors and executive officers as a group (3 persons)	21,795,498	44.6%

*Denotes less than 1% of the outstanding shares of common stock.

(1)

On March 1, 2006, there were 48,878,396 shares of common stock outstanding and no issued and outstanding preferred stock. Each person named above has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by the person, except as otherwise indicated below.

(2)

Under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security.  Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

(3)

In determining the percent of voting stock owned by a person on March 1, 2006, (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 48,878,396 shares in the aggregate of common stock outstanding on March 1, 2006, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities.  Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(4)

Mr. Li is a party to an Escrow Agreement pursuant to which he agreed to place 2,179,550 shares of his common stock into escrow for the benefit of certain stockholders in the event we fail to satisfy certain “performance thresholds”, as defined in the Escrow Agreement.  CBBI’s net income for the fiscal year ended September 30, 2005 exceeded the “performance threshold” for such period; accordingly, 1,089,775 of the shares placed in escrow by Mr. Li will be released to Mr. Li.  The balance of such shares would be released if CBBI meets its performance thresholds for the year to end September 30, 2006.  Mr. Li is also a party to a Lock-up Agreement pursuant to which he has agreed, except for distributions of his shares of common stock required under the Escrow Agreement, not to transfer his common stock for a period commencing January 20, 2005 and ending 12 months after the date our common stock is listed on either the Nasdaq Stock Market or another national stock exchange or quotation medium.  Mr. Li is also a party to a Pledge Agreement pursuant to which he has agreed to pledge 19,053,887 of his shares of our common stock to Shenzhen Development Bank (Longgang Branch) as security for a comprehensive credit facility of Shenzhen BAK Battery Co., Ltd., a Chinese Corporation (“BAK Battery”).

(5)	Barry Kitt has sole voting and investment control over the securities held by The Pinnacle Fund, L.P.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the Securities Exchange Commission (the “Commission”) initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Officers, directors and greater than 10% stockholders are required by the Commission regulations to furnish us with copies of all Section 16(a) reports they file.  To our knowledge, based solely on a review of the copies of such reports and written representations that no other reports were required, we believe that all filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied during the fiscal year ended September 30, 2005, with the exception of a Form 4 filed on behalf of Yongbin Han and a Form 4 filed on behalf of Dr. Huanyu Mao which were not timely filed.

CHANGE IN CONTROL

          On January 20, 2005, we experienced a change in control when we completed a stock exchange transaction with the stockholders of BAK International,  Ltd., a Hong Kong company.  The exchange was consummated under Nevada law pursuant to the terms of a Securities Exchange Agreement dated effective as of January 20, 2005 by and among the Company,  BAK  International  and the  stockholders of BAK International.  Pursuant to the Securities Exchange Agreement, we issued 39,826,075 shares of our common stock, par value $0.001 per share, to the stockholders of BAK International, representing approximately 97.2% of our post-exchange issued and outstanding common stock, in exchange for 100% of the outstanding capital stock of BAK International. We presently carry on the business of BAK Battery, BAK International’s wholly-owned subsidiary. Prior to the exchange, Halter Financial Group, Inc. held approximately 51% of our then outstanding common stock. Immediately following the consummation of the exchange, Mr. Xiangqian Li, our Chairman of the Board, President and Chief Executive Officer held approximately 51.8% of our then outstanding common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

          BAK Battery has several outstanding short term bank notes payable to (i) Agricultural Bank of China (Longgang Branch), (ii) Shenzhen Commercial Bank (Shuibei Branch), (iii) Shenzhen Development Bank (Longgang Branch) and (iv) China Minsheng Bank (Binhai/Shenzhen Branches) and (v) Construction Bank of China (Shenzhen Branch), respectively, the proceeds of which were used primarily to fund the operations of our manufacturing facility located at the BAK Industrial Park and for general working capital requirements.  At December 31, 2005, we had aggregate amounts due and payable under these debt arrangements of $72.637 million.  The debt arrangements bear interest at rates ranging from 5.022% to 6.138% and have maturity dates ranging from six to twelve months.  This indebtedness is generally guaranteed by BAK International, by Xiangqian Li, our director, Chairman of the Board, President and Chief Executive Officer, and by Jilin Provincial Huaruan Technology Company Limited by Shares, a People’s Republic of China company (“Huaruan Technology”).  Mr. Li has also pledged 19,053,887 of his 21,233,437 shares of our common stock to secure certain of our indebtedness.  Mr. Li is the controlling stockholder and an executive officer of Huaruan Technology.  The indebtedness to Shenzhen Commercial Bank is guaranteed by Mr. Li and by an unaffiliated third party guarantor.  None of Mr. Li, Huaruan Technology or the third party guarantor received or is entitled to receive any consideration for the above referenced guarantees, and we are not independently obligated to indemnify any of those guarantors for any amounts paid by them pursuant to any guarantee.

          On September 30, 2004, BAK Battery entered into a Financial Advisory Agreement with HFG International, Ltd., a Hong Kong corporation, pursuant to which HFG International agreed to provide BAK Battery with consulting help in implementing an organizational structure that would facilitate accessing the capital markets of the United States. In consideration for these services, HFG International was paid a fee of $400,000 in conjunction with the consummation of BAK Battery’s private placement on January 20, 2005. Timothy P. Halter, our former Chief Executive Officer, is the principal stockholder and an executive officer of HFG International.  We believe the agreement was on terms at least as favorable to BAK Battery as those that could have been negotiated with an unaffiliated party providing similar services.

ELECTION OF DIRECTORS

           Pursuant to a written consent in lieu of a special meeting of our stockholders, four directors were elected, with their elections to become effective as of the Effective Date.  The current sole director of the Company, Xiangqian Li, will continue to serve as a director.  All directors of the Company will hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified or their earlier resignation, death or removal.

Director Designees	Age

Richard Goodner	59
Joseph R. Mannes	47
Jay J. Shi	46
Huanyu Mao	54

           Messrs. Richard Goodner, Joseph R. Mannes and Jay J. Shi are not employed by the Company and each of them is expected to be an independent director under the rules of the Nasdaq Stock Market, Inc.

Background of Director and Designees for Director

          Xiangqian Li, 37, has served as our Director, Chairman of the Board, President and Chief Executive Officer since January 20, 2005. Mr. Li will serve in such capacities until his death, resignation or removal, or the election and qualification of his successor, whichever comes first. Mr. Li has been Chairman of Board of Directors and General Manager of BAK Battery since April 2001 and has also served as BAK Battery’s general manager since December 2003. Previously, Mr. Li served as (i) Chairman of the Board of Directors and General Manager of Shenzhen BAK Li-ion Battery Co., Ltd. from December 2000 until March 2001; (ii) as Chairman of the Board of Directors and General Manager of Jilin Provincial Huaruan Technology Company Limited by Shares (“Huaruan”) from March 2001 until June 2001; and (iii) as Chairman of the Board of Directors of Huaruan from June 2001 until June 2003. Prior to 2001 Mr. Li was self employed. Mr. Li graduated from Lanzhou Railway Institute and holds a Bachelors degree in gas engineering. He is pursuing a Doctorate of quantity economics from Jilin University.

          Richard Goodner will become a director upon the Effective Date.  Mr. Goodner currently serves as Vice President – Legal Affairs and General Counsel for U.S. Home Systems, Inc., a Nasdaq National Market System publicly traded company which manufactures, designs, and markets custom quality specialty home improvement products, and has held this position since June 2003. Prior to joining U.S. Home Systems, Inc., Mr. Goodner was a partner in the law firm of Jackson Walker L.L.P., from 1997 to 2003. Mr. Goodner holds a Bachelor of Arts degree in Economics from Eastern New Mexico University and a law degree from Southern Methodist University.

           Joseph R. Mannes will become a director upon the Effective Date.  Mr. Mannes currently serves as the Managing Director – Corporate Finance of SAMCO Capital Markets, a division of Penson Financial Services, Inc., and a full-service broker/dealer specializing in serving financial institutions, and has held this position since 2001.  Prior to joining SAMCO Capital Markets, Mr. Mannes served as Vice President, Chief Financial Officer and Secretary of Clearwire Technologies, Inc., a provider of broadband wireless services, from 1998 to 2001.  He also serves on the board of Tandy Leather Factory, Inc., on the advisory board of Conchemco, Inc., and as chairman of HiTech Creations, Inc., an independent computer game company. Mr. Mannes holds a Bachelor of Arts degree in Philosophy and French from Dartmouth College and an M.B.A. in Finance and Accounting from the Wharton School Graduate Division of the University of Pennsylvania.

          Jay J. Shi will become a director upon the Effective Date.  Mr. Shi currently serves as Chairman and Chief Technology Officer of SoBright Technology, Co., Ltd.  Mr. Shi has served in that capacity since October 2005.  Mr. Shi also currently serves as President of Big Wave Consulting Co., a provider of technology development and consulting services with respect to advanced Li-ion and rechargable lithium batteries.  Mr. Shi has served in that capacity since March 2005.  From April 2002 to February 2005, Mr. Shi served as Senior Manager/Associate Principal of TIAX, LLC,  a collaborative product and technology development firm. From January 2001 to April 2002, Mr. Shi served as Senior Manager at Arthur D. Little, Inc., a consulting firm.  Mr. Shi holds a Ph.D in Physical Chemistry from St. Andrews University, and an M.S. in Polymer Sciences and a B.S. in Chemistry from Zhejiang University.

           Huanyu Mao will become a director upon the Effective Date.  Huanyu Mao has served as our Chief Technical  Officer since January 20, 2005 and as our Chief Operating Officer since June 30, 2005.  Dr. Mao has been Chief  Scientist of BAK Battery since September 2004. From 1997 until September 2004,  Dr. Mao served as Chief Engineer of Tianjin Lishen Company.  Dr. Mao received a Doctorate degree in electrochemistry in conducting polymers from Memorial University of Newfoundland, Canada.

          None of Messrs. Goodner, Mannes or Shi currently own any shares of our common stock.

Information Regarding our Board of Directors

          As a result of Mr. Li being the sole director of CBBI, the Board of Directors did not hold any meetings during the fiscal year ended September 30, 2005. The Board of Directors executed eight unanimous written consents in lieu of a meeting of the Board of Directors during the fiscal year ended September 30, 2005.

          We have no standing audit, compensation, nominating or other committees of the Board of Directors.  We intend, however, to establish an audit committee, a compensation committee and a nominating and corporate governance committee of the board of directors as soon as practicable.  We anticipate that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and evaluating and administering our system of internal control over financial reporting.  The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options), including compensation of executive officers.  The nominating and corporate governance committee will be primarily responsible for identifying, recruiting, evaluating and recommending individuals for election to, and filling any vacancies on, our Board of Directors.  We experienced a change of control in January 2005.  The sole director, Mr. Li, selected the current slate of director nominees and used such criteria as industry, capital raising, accounting and executive management experience in identifying the nominees. We did not pay any third party a fee to assist in identifying and evaluating the candidates. Our Board of Directors is in the process of developing minimum qualifications that we will seek for director nominees and this responsibility will be assumed by the nominating committee once it is formed. We do not currently have a policy with regard to the consideration of any director candidates recommended by the stockholders. However, once a nominating committee is formed, the nominating committee will be responsible for evaluating the merits of such a policy and recommending to the Board whether the Company should adopt such a policy.

Communication with the Board of Directors

          Our Board of Directors does not provide a formal process by which stockholders may send communications to the Board.  Our largest stockholder owns approximately 43.4% of our voting securities.  Consequently, our Board does not believe it is necessary to formalize such a communication process.

Compensation Committee Interlocks and Insider Participation

          None of our executive officers is a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers served as a director of our Company.

Approval of Action

          The table below summarizes the total number of shares of each class of securities entitled to vote and the number of shares our Board received as consent to the action.  Each share of common stock is entitled to one vote.  Approval of the holders of a majority of our common stock is required in order to approve the action. Since our Board has obtained the required approval for the election of directors by means of this written consent, a meeting of stockholders to approve the election of directors is unnecessary, and our Board has decided to forego the expense of holding a meeting of stockholders to approve this matter.

Class of Securities	Total Number of Votes to Which Each Class is Entitled	Number of Shares held by Stockholders Executing the Consent	Percentage Approving Action

Common Stock	48,878,396	25,395,533	51.9%

EXECUTIVE OFFICERS

          As of March 21, 2006, the Record Date, the following individuals serve as the Company’s executive officers:

Name	Position

Xiangqian Li	Chairman of the Board, President and Chief Executive Officer

Yongbin Han	Chief Financial Officer and Secretary

Huanyu Mao	Chief Operating Officer and Chief Technical Officer

          Executive Compensation

          Following is the biographical summary for Mr. Han, who is not a director or a director designee:

          Yongbin Han, 36, has served as our Chief Financial Officer and Secretary since January 20, 2005. Mr. Han is a Chinese certified public accountant and certified tax agent. Mr. Han has been Deputy General Manager of BAK Battery since April 2003. In that capacity he oversees the finance and accounting department. Previously, Mr. Han served as (i) Deputy General Manager of Huaruan Technology from January 2002 until April 2003 and (ii) Department Manager of Zhonghongxin Jianyuan Accounting Firm from July 1995 until July 2001. Mr. Han graduated from Changchun Tax Institute with a Bachelors degree in accounting.

EXECUTIVE COMPENSATION

          Executive Compensation

          The following Summary Compensation Table sets forth all cash compensation paid to our chief executive officer for services rendered in all capacities to us during the fiscal years noted below.  No executive officers received total annual salary and bonus compensation in excess of $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options	LTIP Payouts	All Other Compensation

Xiangqian Li	2005	$8,736	-0-	-0-	N/A	N/A	-0-	$45,730	(1)
Chairman of the Board,	2004	$8,709	-0-	-0-	N/A	N/A	-0-	N/A
President, and Chief Executive Officer	2003	$8,699	-0-	-0-	N/A	N/A	-0-	N/A

(1)	Includes the incremental cost to the Company of the use of a company-owned vehicle provided to Mr. Li.

          Mr. Timothy P. Halter served as our Chief Executive Officer without compensation from January 1, 2005 to January 19, 2005.

Stock Options/SAR Grants and Exercises

          No grants of stock options or stock appreciation rights were made during the fiscal year ended September 30, 2005 to our Chief Executive Officer, although we granted stock options to certain of our employees including Yongbin Han, our Chief Financial Officer and Secretary, and Huanyu Mao, our Chief Operating Officer and Chief Technical Officer. No stock options or stock appreciation rights were exercised by any person during the fiscal year ended September 30, 2005.

Long-Term Incentive Plans

          As of September 30, 2005, there were no arrangements or plans in which we provided restricted stock, stock underlying stock options, with or without stock appreciation rights, except that our directors and executive officers were able to receive stock options at the discretion of our Board of Directors. As of September 30, 2005, we did not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation was paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board of Directors.

Compensation of Directors

           No cash compensation was paid to any director for their respective services as a director during the fiscal year ended September 30, 2005. As of September 30, 2005, we had no standard arrangement pursuant to which our directors were to be compensated for their services in their capacity as directors except for the granting from time to time of incentive stock options. No director received and/or accrued any compensation for his services as a director, including committee participation or special assignments. The compensation plan for non-employee directors that has been approved by the holders of a majority of our common stock and is described below will provide for the payment of an annual retainer to our non-employee directors. See “Approval of New Stock Option Plan and Compensation Plan for Non-Employee Directors-Summary of Non-Employee Director Plan-Annual Retainer.

Employment Contracts and Termination of Employment or Change of Control

          BAK Battery has an employment agreement with Mr. Li for a term extending until August 3, 2006. BAK Battery pays Mr. Li a salary in accordance with its principles; his annual salary for fiscal year 2005 was US $8,736. This employment agreement also provides that we will pay social insurance benefits for Mr. Li, which we also provide to our other management employees. We or Mr. Li may terminate this employment agreement upon thirty days prior written notice.

           As of September 30, 2005, there were no management agreements or compensatory plans or arrangements, including arrangements relating to payments to be received from the Company, with respect to anyone which would in any way result in payments to any such person because of his or her resignation, retirement, or other termination of such person’s employment with the company or our subsidiaries, or any change in control of the company, or a change in the person’s responsibilities following a change in control of the company, where the value of such compensation exceeds $100,000 per executive officer.

Performance Graph

          The following graph shows the performance of the Company’s common stock since September 25, 2002, in comparison to the NASDAQ Market Index, and the Hemscott Group Index [formerly Coredata Group Index].

APPROVAL OF NEW STOCK OPTION PLAN AND
COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

           The Board of Directors recommended and stockholders holding a majority of our issued and outstanding stock have approved a new stock option plan for the Company. The China BAK Battery, Inc. Stock Option Plan (the “Stock Option Plan”) is for the benefit of our employees, officers, non-employee directors and advisors.  The China BAK Battery, Inc. Compensation Plan for Non-Employee Directors (the “Non-Employee Director Plan”) is for the benefit of only non-employee directors.  The Stock Option Plan was adopted by our Board of Directors on May 16, 2005 and has been approved by stockholders holding a majority of our issued and outstanding common stock. The approval of the Stock Option Plan by the stockholders will become effective on the Effective Date.

          The Stock Option Plan terminates on May 16, 2055 unless earlier terminated by the Board of Directors. The Stock Option Plan is being implemented to encourage ownership of our common stock by certain officers, directors, employees and advisors of our Company or our subsidiaries. The Stock Option Plan also provides additional incentive for eligible persons to promote the success of the business of our Company or our subsidiaries, and to encourage them to remain in the employ of our Company or our subsidiaries by providing such persons with an opportunity to benefit from any appreciation of the common stock through the issuance and exercise of stock options.  We may also use options available to be granted under each of the plans to attract qualified individuals to become employees and non-employee directors of our Company, as well as to ensure the retention of management of any acquired business operations.

          The Non-Employee Director Plan provides for cash and equity-based compensation to directors who do not serve as officers or employees of the Company. It terminates on May 1, 2015.  The Non-Employee Director Plan is being implemented to attract and retain highly qualified individuals to serve as our directors and to align the interests of our non-employee directors with those of our stockholders by increasing their ownership in our common stock.

          Eligible participants in the Stock Option Plan include our full time employees, directors and advisors.  The number of options to be granted to any participant in the Stock Option Plan will be determined by the committee appointed by the Board of Directors to administer the Stock Option Plan. Eligible participants in the Non-Employee Director Plan are members of our Board of Directors who do not serve as officers or employees of the Company, any parent of the Company or any of our subsidiaries.

           Our Board of Directors is of the opinion that it is in our best interest to reserve for issuance under the Stock Option Plan not less than 4,000,000 shares of common stock, the maximum number of shares issuable under the Stock Option Plan, and under the Non-Employee Director Plan not less than 500,000 shares of common stock, the maximum number of shares issuable under the Non-Employee Director plan, to provide adequate shares of common stock for issuance to qualified individuals of each plan, and to encourage such individuals to remain in the service of the Company in order to promote our business and growth strategy. The maximum aggregate number of shares of common stock underlying options which may be issued under the Stock Option Plan during any given calendar year may not exceed 5% of the total outstanding shares of common stock for such calendar year.  The maximum aggregate number of shares of common stock which may be issued under the Non-Employee Director Plan during any given calendar year shall not exceed 1% of the total outstanding shares of common stock for such calendar year.

Equity Compensation Plan Information

          The following table provides information about the securities authorized for issuance under our equity compensation plans.  In accordance with the rules of the Commission, the information in the table is presented as of September 30, 2005, the end of our most recently completed fiscal year. The options shown in column (a) below were granted under the Stock Option Plan prior to any stockholder approval of the Stock Option Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	–	–	–
Equity compensation plans not approved by security holders	2,000,000	$ 6.25	2,000,000
Total	2,000,000	$ 6.25	2,000,000

Summary of Stock Option Plan

          The following is a summary of certain of the provisions of the Stock Option Plan. The full text of the Stock Option Plan is set forth as Exhibit “A” to this Information Statement.

Administration

          The Stock Option Plan will be administered by a committee to be appointed in accordance with the Stock Option Plan.  Under the terms of the Stock Option Plan, the committee shall consist of members who are appointed by the Board of Directors. The Board of Directors has the power to establish different committees to administer the Stock Option Plan with respect to different groups of participants. The Board of Directors may remove any member of the committee at any time, with or without cause.

          The committee has the authority to interpret the Stock Option Plan, to determine the persons to whom, and the basis upon which, options will be granted, the exercise price, the period over which the options will vest (and therefore become exercisable by the option holder), duration, and other terms of the options to be granted, subject to specific provisions contained in the Stock Option Plan. Options granted under the Stock Option Plan may only be non-qualified stock options. The committee also has the authority under the Stock Option Plan to grant shares of restricted Stock.

Eligibility

          Options may be granted only to officers, directors (including non-employee directors of the Company or a subsidiary), employees and advisors of the Company or one of its subsidiaries who, in the judgment of the committee, are responsible for the management or success of the Company or a subsidiary.  As of the Effective Date, approximately 2 officers and 52 other employees were eligible to receive nonqualified options.

Option Price

          The exercise price of the shares of the common stock offered under the Stock Option Plan must be 100% of the fair market value of the common stock at the time the option is granted or such higher exercise price as may be determined by the committee at the time of grant.  If the common stock is traded on a national securities exchange or transactions in the common stock are quoted on Nasdaq, the fair market value of the common stock underlying options granted under the Stock Option Plan shall be determined by the committee on the basis of the average reported sales prices for the common stock over a ten business day period ending on the date for which such determination is relevant. If there is no market price for the common stock, then the committee may, after taking all relevant facts into consideration, determine the fair market value of the common stock.  If provided in the option award, the options may vest over a period of time and may require the option holder to continue to be an employee, officer or director of CBBI or one of its subsidiaries in order for vesting to occur.

Market Value

          The market value of the shares of common stock underlying options to be granted under the Stock Option Plan was $9.01 per share as of April 17, 2006.

Exercise of Options

          Options are exercisable in whole or in part as provided under the terms of the grant, but in no event shall an option be exercisable after the expiration of ten years from the date of grant. If an optionee ceases to be an employee, non-employee director or advisor, other than in the case of disability, death or misconduct, any unvested options terminate immediately and vested options will terminate at the beginning of the 31st day following termination of the optionee’s services. If an optionee’s employment is terminated by reason of disability or death, the options become fully exercisable on such date and expire 12 months thereafter unless the options either expire sooner pursuant to the terms of the grant or the committee agrees to extend the term in the case of a nonqualified stock option. In the case of death, the committee can limit such vesting schedule at the time of the grant. If an optionee’s employment is terminated because of misconduct, the options expire immediately, whether vested or unvested.

          In the event of the dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, each outstanding option automatically accelerates and is fully exercisable immediately before such event. Outstanding options will not accelerate, however, if the successor corporation assumes such options or replaces the options with a comparable option to purchase shares of its capital stock, the options are to be replaced with a cash incentive program of the successor corporation or the committee imposes limitations on the acceleration of such options at the time of the option grant.  Under the Stock Option Plan, an individual may be granted one or more options.

Restricted Stock

          The committee has authority under the Stock Option Plan to grant shares of restricted stock and discretion to determine the number of shares to be granted, to whom such shares shall be granted, and the duration of the period during which, and the conditions under which, the restricted stock may be forfeited to the Company. Dividends and other distributions paid on shares of restricted stock can be paid directly to the participant or, if so determined by the committee, can be reinvested in additional shares of restricted stock.

New Plan Benefits

          Because benefits under the Stock Option Plan will depend on the discretion of the committee and the fair market value of the common stock at various future dates, it is not possible to determine all of the benefits that will be received under the Stock Option Plan. The table below shows the grants made on May 16, 2005 under the Stock Option Plan, the only grants that have been made under the Stock Option Plan, and the number of shares underlying stock option awards granted to all current executive officers as a group, and to all other employees as a group. All stock options awarded had an exercise price equal to the fair market value of common stock on the date of grant of $6.25 per share as determined in accordance with the Stock Option Plan.

China BAK Battery, Inc. Stock Option Plan

Name and Position	Dollar Value($)		Number of Shares (in thousands)

Executive Group	$1,480,000	(1)	400
Non-Executive Officer Employee Group	$5,920,000	(1)	1,600

(1)

The dollar value of the options awarded was estimated using the Black-Scholes option pricing model using the following assumptions: 0% dividend yield, 6 year expected life of the option, 59.85% expected volatility and a risk free rate of return of 4.12%.

Certain U.S. Federal Income Tax Consequences

           Following is an explanation of certain U.S. federal income tax consequences for optionees who are granted options under the Stock Option Plan and who are subject to tax in the United States.

           An optionee will not have income upon the grant of a stock option. An optionee will have compensation income, subject to income tax, employment tax and withholding, upon the exercise of a stock option equal to the fair market value of the stock on the day the optionee exercised the option less the exercise price.  The Company will be entitled to an income tax deduction in an amount equal to the income recognized by the optionee.

           Upon sale of shares purchased upon exercise of an option, which we refer to as NSO Stock, the optionee will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the NSO Stock on the day the option was exercised. This capital gain or loss will be long-term if the optionee has held the NSO Stock for more than one year and otherwise will be short-term capital gain. The Company will not receive a tax deduction for any gain recognized by an optionee upon the subsequent disposition of the NSO Stock. The maximum rate at which long-term capital gains for most types of property are taxed is 15 percent. Short-term capital gains are taxed at ordinary income rates. The maximum marginal rate at which ordinary income is taxed to individuals is currently 35 percent.

Payment for Option Shares

          Options may be exercised by the delivery of written notice to the Company at its principal office setting forth the number of shares with respect to which the option is to be exercised, together with cash or certified check payable to the order of the Company for an amount equal to the exercise price of such shares. A certificate or certificates representing the number of shares purchased will be delivered by the Company as soon as practicable after payment is received.

Termination of the Stock Option Plan

          The Stock Option Plan will terminate on May 16, 2055, unless earlier terminated by the Board of Directors. Any option outstanding under the Stock Option Plan at the time of termination will remain in effect until the option shall have been exercised or shall have expired.

Amendment of the Stock Option Plan

          The committee may at any time modify or amend the Stock Option Plan, including the form and substance of the option agreements to be used in connection therewith; provided that no amendment or revision may be made without the approval of the stockholders of the Company if such approval is required under the Internal Revenue Code, Rule 16b-3 of the Commission, or any other applicable law or rule.  No amendment, suspension, or termination of the Stock Option Plan will, without the consent of the individual who has received an option, alter or impair any of that individual’s rights or obligations under any option granted under the Stock Option Plan prior to that amendment, suspension, or termination.

Transferability of Options

          Except as may be agreed upon by the committee, options granted under the Stock Option Plan will be exercisable only by the optionee during his lifetime and shall not be assignable or transferable other than by will or the laws of descent and distribution, except as noted above.

Other Information

           Yongbin Han and Huanyu Mao each received options to purchase 200,000 shares of common stock pursuant to the Stock Option Plan on May 16, 2005 at an exercise price of $6.25 per share. Individuals who will participate in the stock option plan in the future and the amounts of their allotments are to be determined by the committee subject to any restrictions outlined above. Using the closing price of our common stock on April 17, 2006, the market value of the 4,000,000 shares available for issuance under the Stock Option Plan is approximately $36,040,000.

Summary of Non-Employee Director Plan

          The following is a summary of certain of the provisions of the Non-Employee Director Plan.  The full text of the Non-Employee Director Plan is set forth as Exhibit “B” to this Information Statement.

Eligibility

          Only members of our Board of Directors who do not serve as officers or employees of the Company, any parent of the Company or any of our subsidiaries is eligible to participate in the Non-Employee Director Plan. As of the Effective Date, three non-employee directors will be eligible to participate in the Non-Employee Director Plan.

Administration

          The Non-Employee Director Plan is administered by the Board of Directors.  The Board may make such rules and establish such procedures for the administration of the Non-Employee Director Plan as it deems appropriate to carry out its purpose.

Annual Retainer

           Eligible directors are entitled to receive an annual retainer fee for membership on the Board of Directors in an amount to be established from time to time by the Board of Directors, currently anticipated to be $20,000, plus an additional fee for service as a committee chairperson in an amount to be established from time to time by the Board of Directors, currently anticipated to be $5,000. Additionally, eligible directors are entitled to receive 5,000 shares (“Plan Shares”) of our common stock, with twenty-five percent (25%) of such shares vesting immediately upon election to participate in the Non-Employee Director Plan and the remaining shares to vest in increments of twenty-five percent (25%) each subsequent quarter so long as such director remains a director for the next three quarters.

Valuation of Shares

          The fair market value of Plan Shares will be determined according to the closing price of a share of our common stock on a national securities exchange designated by the Board of Directors.  If our common stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, then the fair market value will be determined according to the average closing bid per shares of our common stock on such automated quotation system. If our common stock is not quoted on an automated quotation system, then the fair market value will be determined by a professional market maker making a market in our common stock as designated by the Board of Directors.

Dividend Equivalents

           Holders of Plan Shares will be credited with an amount equivalent to the dividends which would have been paid on an equal number of outstanding shares of common stock (“Dividend Equivalents”). Dividend Equivalents that are credited to a participant will be converted into shares of common stock as of the payment date of the dividend and will be treated as Plan Shares. If a participant is owed fractional shares from Dividend Equivalents, such fractional shares will be held for the credit of the participant until the next dividend payment date. Any Dividend Equivalents not converted into shares will be paid in cash upon the final distribution of the participant’s Plan Shares.

Corporate Changes

          If certain corporate changes, such as a stock split, recapitalization or merger of the Company with another entity, take place, the Board of Directors has the authority to make adjustments to reflect such change in the number and class of shares reserved for issuance under the Non-Employee Director Plan.

Amendment and Termination

          The Board of Directors may at any time amend, terminate or suspend, in whole or in part, the Non-Employee Director Plan, provided that no amendment to the plan will be effective without stockholder approval if such approval is required by law or under the rules of such stock exchange or automated quotation system on which our common stock is listed or quoted. Unless sooner terminated, the Non-Employee Director Plan will terminate on May 1, 2015.

New Plan Benefits

           Had the Non-Employee Director Plan been in effect in fiscal year 2005 and the three director designees who are not employees of the Company had been elected and served throughout fiscal 2005, the following table sets forth certain information regarding benefits that would have been received under the Non-Employee Director Plan by all non-executive directors as a group.

China BAK Battery, Inc. Compensation Plan for Non-Employee Directors

Name and Position	Dollar Value ($)		Number Of Shares

Non-Executive Director Group	$135,150	(3)	15,000	(1)
	$60,000	(2)

(1)

Such shares are subject to the vesting schedule provided in the Non-Employee Director Plan. Twenty-five percent (25%) of such shares vest immediately upon election to participate in the plan, and the remaining shares vest in increments of twenty-five percent (25%) each subsequent quarter.

(2)	Annual cash retainer fee. Committee chairpersons will also be entitled to an additional $5,000 per annum for their service in such capacity.
(3)	Assumes each eligible director shall remain a director for the entire year. Based on the closing price of the Company’s common stock as of April 17, 2006 which was $9.01 per share.

Approval of Action

          The table below summarizes the total number of shares of each class of securities entitled to vote and the number of shares held by those stockholders signing a written consent to the action taken as described herein.  Each share of common stock is entitled to one vote. Approval of the holders of a majority of our common stock is required in order to approve the action. Since our Board has obtained the required approval for the Stock Option Plan and Non-Employee Director Plan by means of this written consent, a meeting to approve the Stock Option Plan and Non-Employee Director Plan is unnecessary, and our Board decided to forego the expense of holding a meeting of stockholders to approve these matters.

Class of Securities	Total Number of Votes to Which Each Class is Entitled	Number of Votes Received	Percentage Received

Common Stock	48,878,396	25,395,533	51.9%

NO DISSENTERS’ RIGHTS

          Under the Nevada General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the actions described herein, and we will not independently provide stockholders with any such right.

MARKET FOR THE COMPANY’S COMMON STOCK

          Our common stock has been quoted on the Over the Counter Bulletin Board since June 6, 2002 and currently trades under the symbol “CBBT.” The quoted high and low bid prices of our common stock are based on information provided by finance.yahoo.com and the Nasdaq Electronic Bulletin Board, per data listed by  National Quotation Bureau, Inc. and are as follows:

Fiscal Period	High	Low

First quarter 2003	$0.33	$0.33
Second quarter 2003	$0.43	$0.43
Third quarter 2003	$0.81	$0.80
Fourth quarter 2003	$1.01	$1.01
First quarter 2004	$1.01	$1.01
Second quarter 2004	$1.01	$1.01
Third quarter 2004	$1.01	$1.01
Fourth quarter 2004	$1.45	$1.02
First quarter 2005	$3.50	$1.25
Second quarter 2005	$7.30	$2.80
Third quarter 2005	$8.50	$5.00
Fourth quarter 2005	$7.75	$6.54
First quarter 2006	$11.10	$5.60

ADDITIONAL AVAILABLE INFORMATION

          We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters.  Such reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or may be accessed at http://www.sec.gov.

Exhibit A

CHINA BAK BATTERY, INC.
STOCK OPTION PLAN

ARTICLE I.
THE PLAN

          1.1          Name.  This Plan shall be known as the “China BAK Battery, Inc. Stock Option Plan.”  Capitalized terms used herein are defined in Article VII hereof.

          1.2          Purpose.  The purpose of the Plan is to promote the growth and general prosperity of the Company by permitting the Company to grant Options to purchase Common Stock and Restricted Stock of the Company to key Employees, Nonemployee Directors, and Advisors.  The Plan is designed to help the Company and its subsidiaries and affiliates attract and retain superior personnel for positions of substantial responsibility and to provide key Employees, Nonemployee Directors, and Advisors with an additional incentive to contribute to the success of the Company.

          This Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any regulatory or other guidance issued under such section. At the Effective Date of the Plan, additional guidance had yet to be promulgated by the Department of Treasury.  Any terms of the Plan that conflict with such guidance shall be null and void as of the Effective Date.  After such additional guidance is issued, the intent is to amend the Plan to delete any conflicting provisions and to add such other provisions as are required to fully comply with Section 409A and any other legislative or regulatory requirements applicable to the Plan. The Plan is also intended to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended from time to time, or any successor provision thereto (“Rule 16b-3”), and shall be construed to so comply. With respect to any restriction in the Plan that is based on the requirements of Rule 16b-3 or the rules of any exchange upon which the Company’s securities are listed or automated quotation system upon which the Company’s securities are quoted, or any other applicable law, rule or restriction, to the extent that any such restriction is no longer required, the Committee shall have the sole discretion and authority to remove such restrictions from the Plan and/or to waive them.

          1.3          Effective Date.  The Plan shall become effective upon the Effective Date.

          1.4          Eligibility to Participate.  Any key Employee, Nonemployee Director, or Advisor shall be eligible to participate in the Plan.  Subject to the provisions of this Plan, the Committee may grant Options in accordance with such determinations as the Committee shall make from time to time in its sole discretion.

          1.5          Shares Subject to the Plan.  The shares of Common Stock to be issued pursuant to the Plan shall be either authorized and unissued shares of Common Stock or shares of Common Stock issued and thereafter acquired by the Company.

          1.6          Maximum Number of Plan Shares.  Subject to adjustment pursuant to the provisions of Section 5.2, and subject to any additional restrictions elsewhere in the Plan, the maximum aggregate number of shares of Common Stock that may be issued and sold hereunder shall be 4,000,000.  Notwithstanding the foregoing, the maximum aggregate number of shares of Company Common Stock which may be issued under the Plan shall during any given calendar year not exceed 5% of the total outstanding shares of Company Common Stock during such calendar year.

          1.7          Options and Stock Granted Under Plan.  If an Option terminates without being wholly exercised, new Options may be granted hereunder covering the number of Plan Shares to which such Option termination relates.  Moreover, when an Option is exercised in whole or in part, the number of Plan Shares then available for issuance hereunder shall be increased by a number of shares equal to the number of Plan Shares to which the exercise relates.

          1.8          Conditions Precedent.  The Company shall not issue any certificate for Plan Shares pursuant to the Plan prior to fulfillment of all of the following conditions:

                    (a)          The admission of the Plan Shares to listing on all stock exchanges on which the Common Stock is then listed, unless the Committee determines in its sole discretion that such listing is neither necessary nor advisable;

                    (b)          The completion of any registration or other qualification of the offer or sale of the Plan Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Committee shall in its sole discretion deem necessary or advisable; and

                    (c)          The obtaining of any approval or other clearance from stockholders of the Company and any federal or state governmental agency that the Committee shall in its sole discretion determine to be necessary or advisable.

          1.9          Reservation of Shares of Common Stock.  During the term of the Plan, the Company shall at all times reserve and keep available such number of shares of Common Stock as shall be necessary to satisfy the requirements of the Plan as to the number of Plan Shares.  In addition, the Company shall from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority that is necessary to issue Plan Shares hereunder.  The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance of any Plan Shares shall relieve the Company of any liability in respect of the nonissuance of Plan Shares as to which the requisite authority shall not have been obtained.

          1.10          Tax Withholding.

                    (a)          Condition Precedent.  The issuance of Plan Shares is subject to the condition that if at any time the Committee shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with, such issuances, then the issuances shall not be effective unless the withholding shall have been effected or obtained in a manner acceptable to the Committee.

                    (b)          Manner of Satisfying Withholding Obligation.  When a participant is required by the Committee to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an Option, such payment may be made (i) in cash, (ii) by check, (iii) if permitted by the Committee, by delivery to the Company of shares of Common Stock already owned by the participant having a Fair Market Value on the Tax Date equal to the amount required to be withheld, (iv) if permitted by the Committee, through the withholding by the Company of a portion of the Plan Shares acquired upon the exercise of the Options (if applicable) having a Fair Market Value on the Tax Date equal to the amount required to be withheld, or (v) in any other form of valid consideration, as permitted by the Committee in its discretion.

          1.11          Exercise of Options.

                    (a)          Method of Exercise.  Each Option shall be exercisable in accordance with the terms of the Option Agreement pursuant to which the Option was granted.  No Option may be exercised for a fraction of a Plan Share.

                    (b)          Payment of Purchase Price.  The purchase price of any Plan Shares purchased shall be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier’s check, (iii) if permitted by the Committee, by shares of Common Stock so long as the participant has not acquired the Common Stock from the Company within six (6) months prior to the date of exercise, (iv) if permitted by the Committee, by cash or certified or cashier’s check for the par value of the Plan Shares plus a promissory note for the balance of the purchase price, which note shall provide for full personal liability of the maker and shall contain such terms and provisions as the Committee may determine, including without limitation the right to repay the note partially or wholly with Common Stock, (v) if approved by the Committee, in accordance with a cashless exercise program under which either (A) if so instructed by the participant, Plan Shares may be issued directly to the participant’s broker or dealer upon receipt of the purchase price in cash from the broker or dealer, or (B) Plan Shares may be issued by the Company to a participant’s broker or dealer in consideration of such broker’s or dealer’s irrevocable commitment to pay to the Company that portion of the proceeds from the sale of such Plan Shares that is equal to the exercise price of the Option(s) relating to such Plan Shares, or (vi) in any other form of valid consideration, as permitted by the Committee in its discretion.  If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, those shares shall be valued at the then Fair Market Value.

          1.12          Written Notice Required.  Any Option shall be deemed to be exercised for purposes of the Plan when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Option and payment for the Plan Shares with respect to which the Option is exercised has been received by the Company in accordance with Section 1.11.

          1.13          Compliance with Securities Laws.  Plan Shares shall not be issued with respect to any Option unless the issuance and delivery of the Plan Shares and the exercise of an Option shall comply with all relevant provisions of state and federal law (including without limitation (i) the Securities Act and the rules and regulations promulgated thereunder, and (ii) the requirements of any stock exchange upon which the Plan Shares may then be listed) and shall be further subject to the approval of counsel for the Company with respect to such compliance.  The Committee  may also require a participant to furnish evidence satisfactory to the Company, including without limitation a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the Plan Shares are being acquired only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation.  Further, each participant shall consent to the imposition of a legend on the certificate representing the Plan Shares issued pursuant to the exercise of an Option restricting their transfer as required by law or this section.

          1.14          Employment or Service of Optionee.  Nothing in the Plan or in any Option or Restricted Stock granted hereunder shall confer upon any Employee any right to continued employment by the Company or any of its subsidiaries or affiliates or limit in any way the right of the Company or any of its subsidiaries or affiliates  at any time to terminate or alter the terms of that employment.  Nothing in the Plan or in any Option granted hereunder shall confer upon any Nonemployee Director or Advisor any right to continued service as a Nonemployee Director or Advisor of the Company or any of its subsidiaries or affiliates or limit in any way the right of the Company or any of its subsidiaries or affiliates at any time to terminate or alter the terms of that service.

          1.15          Rights of Optionees Upon Termination of Employment or Service.  In the event an Optionee ceases to be an Employee, Nonemployee Director, or Advisor for any reason other than death, Permanent Disability or Misconduct, unless provided in an Option Agreement or in Article VI hereof, then, the unvested portion of the Optionee’s Option shall terminate immediately and cease to remain outstanding and the vested portion shall immediately terminate at the beginning of the thirty-first (31st) day following termination of Optionee’s service.  In the event an Optionee ceases to serve as an Employee, Nonemployee Director, or Advisor due to death, Permanent Disability or Misconduct, the Optionee’s Options may be exercised as follows:

                    (a)          Death.  Except as otherwise limited by the Committee at the time of the grant of an Option, if an Optionee dies while serving as an Employee, Nonemployee Director, or Advisor or within three months after ceasing to be an Employee, Nonemployee Director, Advisor, his or her Option shall become fully exercisable on the date of his or her death and shall expire 12 months thereafter, unless by its terms it expires sooner or unless, with respect to a Nonqualified Stock Option, the Committee agrees, in its sole discretion, to further extend the term of such Nonqualified Stock Option.  During such period, the Option may be fully exercised, to the extent that it remains unexercised on the date of death, by the Optionee’s personal representative or by the distributees to whom the Optionee’s rights under the Option shall pass by will or by the laws of descent and distribution.

                    (b)          Disability.  If an Optionee ceases to serve as an Employee, Nonemployee Director, or Advisor as a result of Permanent Disability, the Optionee’s Option shall become fully exercisable and shall expire 12 months thereafter, unless by its terms it expires sooner or, unless, with respect to a Nonqualified Stock Option, the Committee agrees, in its sole discretion, to extend the term of such Nonqualified Stock Option.

                    (c)          Misconduct.  Should the Optionee cease to be an Employee, Nonemployee Director or Advisor because of Misconduct, the Optionee’s Option shall terminate whether vested or unvested immediately.

          1.16          Transferability of Options.  Except as the Committee may otherwise provide, Options shall not be transferable other than by will or the laws of descent and distribution or, with respect to Nonqualified Stock Options, pursuant to the terms of a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder.  The designation by an Optionee of a beneficiary shall not constitute a transfer of the Option.  The Committee may, in its discretion, provide in an Option Agreement that Nonqualified Stock Options granted hereunder may be transferred by the Optionee to members of his or her immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners.

          1.17          Information to Participants.  The Company shall furnish to each participant a copy of the annual report, proxy statements and all other reports (if any) sent to the Company’s stockholders.  Upon written request, the Company shall furnish to each participant a copy of its most recent Form 10-K Annual Report (if any) and each quarterly report to stockholders issued (if any) since the end of the Company’s most recent fiscal year.

ARTICLE II.
ADMINISTRATION

          2.1          Committee.  The Plan shall be administered by a Committee, which shall be appointed by the Board.  If the Board so elects, the Plan may be administered by different Committees with respect to different groups of participants.  The Committee shall be constituted to satisfy applicable laws.  Subject to the provisions of the Plan, the Committee shall have the sole discretion and authority to determine from time to time the Employees, Non-Employee Directors, and Advisors to whom Options shall be granted and the number of Plan Shares subject to each Option, to interpret the Plan, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to determine and interpret the details and provisions of each Option Agreement, to modify or amend any Option Agreement or waive any conditions or restrictions applicable to any Options (or the exercise thereof) or Restricted Stock, and to make all other determinations necessary or advisable for the administration of the Plan.  The Board may remove any member of the Committee, with or without cause.

          2.2          Majority Rule; Unanimous Written Consent.  A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall constitute the action of the Committee.  Meetings of the Committee may take place by telephone conference call.

          2.3          Company Assistance.  The Company shall supply full and timely information to the Committee on all matters relating to Employees, Nonemployee Directors, and Advisors, their employment, death, Permanent Disability, or other termination of employment or other relationship with the Company, and such other pertinent facts as the Committee may require.  The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

          2.4          Exculpation of Committee.  No member of the Committee shall be personally liable for, and the Company shall indemnify all members of the Committee and hold them harmless against, any claims resulting directly or indirectly from any action or inaction by the Committee pursuant to the Plan.

ARTICLE III.
NONQUALIFIED STOCK OPTIONS

          3.1          Option Terms and Conditions.  The terms and conditions of Options granted under this Article may differ from one another as the Committee shall, in its discretion, determine as long as all Options granted under this Article satisfy the requirements of this Article.

          3.2          Duration of Options.  Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Committee.  In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

          3.3          Purchase Price.  The purchase price for the Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article shall not be less than the Fair Market Value of the Plan Shares at the time of the grant of the Option.

          3.4          Individual Option Agreements.  Each Optionee receiving Options pursuant to this Article shall be required to enter into a written Option Agreement with the Company.  In such Option Agreement, the Optionee shall agree to be bound by the terms and conditions of the Plan, the Options made pursuant hereto, and such other matters as the Committee deems appropriate.

ARTICLE IV.
RESTRICTED STOCK

          4.1          Grant.  Notwithstanding any provisions of the Plan to the contrary, the Committee shall have sole and complete authority to determine to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each participant, the duration of the period during which, and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Restricted Stock.

          4.2          Dividends and Distributions.  Dividends and other distributions paid on or in respect of any shares of Restricted Stock may be paid directly to the participant, or may be reinvested in additional shares of Restricted Stock as determined by the Committee in its sole discretion.

ARTICLE V.
TERMINATION, AMENDMENT, AND ADJUSTMENT

          5.1          Termination and Amendment.  The Plan shall terminate with respect to Nonqualified Stock Options on the date that is fifty years after the Effective Date unless provided otherwise in the option agreement.  No Option shall be granted under the Plan after the respective date of termination.  Subject to the limitations contained in this section, the Committee may at any time amend or revise the terms of the Plan, including the form and substance of the Option Agreements to be used in connection herewith; provided that no amendment or revision may be made without the approval of the stockholders of the Company if such approval is required under the Code, Rule 16b-3, or any other applicable law or rule.  No amendment, suspension, or termination of the Plan shall, without the consent of the individual who has received an Option, alter or impair any of that individual’s rights or obligations under any Option granted under the Plan prior to that amendment, suspension, or termination.

          5.2          Adjustments.  If the outstanding Common Stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or any other increase, or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (but not including conversion of convertible securities issued by the Company), an appropriate and proportionate adjustment shall be made in the maximum number and kind of Plan Shares as to which Options may be granted under the Plan.  A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or portions thereof that shall have been granted prior to any such change shall likewise be made.  Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Options, but with a corresponding adjustment in the price for each share covered by the Options.  The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

ARTICLE VI.
CORPORATE TRANSACTIONS;
CHANGES IN CAPITALIZATION; DISSOLUTION

          6.1          Corporate Transactions.  In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.  However, an outstanding Option shall not so accelerate if and to the extent: (i) such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such Option is subject to other limitations imposed by the Committee at the time of the option grant.  The determination of option comparability under clause (i) above shall be made by the Committee, and its determination shall be final, binding and conclusive.

          6.2          Termination.  Immediately following the consummation of the Corporate Transaction, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) as provided in this Section VII.

          6.3          Assumption.  Each Option which is assumed in connection with the Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction.  Appropriate adjustments to reflect such Corporate Transaction shall also be made to  (i) the number and class of securities available for issuance under the Plan following consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding Option, provided the aggregate exercise price payable for such securities shall remain the same.

          6.4          Subsequent Termination.  The Committee shall have the discretion, exercisable at the time the Option is granted or at any time while the Option remains outstanding, to provide that any Options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate in the event the Optionee’s Service should subsequently terminate by reason of an involuntary termination within eighteen (18) months following the effective date of such Corporate Transaction.  Any Options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the involuntary termination.

          6.5          Automatic Acceleration.  The Committee shall have the discretion, exercisable either at the time the Option is granted or at any time while the option remains outstanding to provide for the automatic acceleration of one or more outstanding Options upon the occurrence of a Corporate Transaction, whether or not those Options are to be assumed or replaced (or those repurchase rights are to be assigned) in the Corporation Transaction.

          6.6          No Limitation on Actions.  The grant of Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          6.7          Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable.  In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

ARTICLE VII.
MISCELLANEOUS

          7.1          Other Compensation Plans.  The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any subsidiary or affiliate of the Company, nor shall the Plan preclude the Company or any subsidiary or affiliate thereof from establishing any other forms of incentive or other compensation plans.

          7.2          Plan Binding on Successors.  The Plan shall be binding upon the successors and assigns of the Company and any subsidiary or affiliate of the Company that adopts the Plan.

          7.3          Number and Gender.  Whenever used herein, nouns in the singular shall include the plural where appropriate, and the masculine pronoun shall include the feminine gender.

          7.4          Headings.  Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the Plan.

          7.5          Stockholder Rights.  The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          7.6          Market Stand-Off.  In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, the Optionee may not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares of Common Stock acquired upon exercise of an option granted under the Plan without the prior written consent of the Corporation or its underwriters.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be required to execute such agreements as the Corporation or the underwriters request in connection with the Market Stand-Off.

ARTICLE VIII.
DEFINITIONS

          As used herein with initial capital letters, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

          8.1          “Advisor” means any individual performing substantial bona fide services for the Company or any subsidiary or affiliate of the Company that has adopted the Plan who is not an Employee or a Director.

          8.2          “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

          8.3          “Board” means the Board of Directors of the Company.

          8.4          “Code” means the Internal Revenue Code of 1986, as amended.

          8.5          “Committee” means the Committee appointed in accordance with Section 2.1.

          8.6          “Common Stock” means the Common Stock, par value $.001 per share, of the Company or, in the event that the outstanding shares of such Common Stock are hereafter changed into or exchanged for shares of a different stock or security of the Company or some other corporation, such other stock or security.

          8.7          “Company” means China BAK Battery, Inc., a Nevada corporation.

          8.8          “Corporate Transaction” means either of the following stockholder-approved transactions to which the Company is a party:

               i.          a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or person different from the persons holding those securities immediately prior to such transaction, or

ii. the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.

          8.9          “Director” means a member of the Board.

          8.10          “Effective Date” means May 16, 2005.

          8.11          “Employee” means an employee (as defined in Section 3401(c) of the Code and the regulations thereunder) of the Company or of any subsidiary or affiliate of the Company that adopts the Plan, including Officers.

          8.12          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          8.13          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          8.14          “Fair Market Value” means such value as determined by the Committee on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange or transactions in the Common Stock are quoted on the Nasdaq National Market System, such value as shall be determined by the Committee on the basis of the reported sales prices for the Common Stock over a ten business day period ending on the date for which such determination is relevant, as reported on the national securities exchange or the Nasdaq National Market System, as the case may be.  If the Common Stock is not listed and traded upon a recognized securities exchange or on the Nasdaq National Market System, the Committee shall make a determination of Fair Market Value on a reasonable basis, which may include the mean between the closing bid and asked quotations for such stock on the date for which such determination is relevant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date for which such determination is relevant, then on the basis of the mean between the closing bid and asked quotations on the date nearest preceding the date for which such determination is relevant for which such bid and asked quotations were available.

          8.15          “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company, or any other intentional misconduct or negligence by such person adversely affecting the business or affairs of the Company in a material manner.  The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as grounds for the dismissal or discharge of any Optionee or other person in the service of the Company.

          8.16          “Nonemployee Director” means a member of the Board who is not an Officer or Employee; provided that, as used in Section 2.1, the term “Non-Employee Director” shall have the meaning provided in that section.

          8.17          “Nonqualified Stock Option” means an Option granted pursuant to Article III.

          8.18          “Officer” means an officer of the Company or of any subsidiary or affiliate of the Company.

          8.19          “Option” means a Nonqualified Stock Option.

          8.20          “Optionee” means an Employee, Nonemployee Director, or Advisor to whom an Option has been granted hereunder.

          8.21          “Option Agreement” means an agreement between the Company and an Optionee with respect to one or more Options.

          8.22          “Permanent Disability” has the same meaning as that provided in Section 22(e)(3) of the Code.

          8.23          “Plan” means the China BAK Battery, Inc. Stock Option Plan, as amended from time to time.

          8.24          “Plan Shares” means shares of Common Stock issuable pursuant to the Plan.

          8.25          “Restricted Stock” means any shares granted under Article IV of the Plan.

          8.26          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor rule.

          8.27          “Securities Act” means the Securities Act of 1933, as amended.

          8.28          “Tax Date” means the date on which the amount of tax to be withheld is determined.

Exhibit B

CHINA BAK BATTERY, INC.
COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

1.	Purpose.

          The China BAK Battery, Inc. Compensation Plan for Non-Employee Directors (the “Plan”) has been established by China BAK Battery, Inc. (the “Company”) for non-employee members of the Company’s Board of Directors (the “Board”) for the purposes of (i) attracting, retaining and incentivizing highly qualified individuals to serve in such capacity; and (ii) aligning the interests of the Company’s non-employee directors with its stockholders by providing an additional means for such individuals to increase their ownership of the Company’s common stock, par value, $0.001 per share (the “Common Stock”).

          This Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any regulatory or other guidance issued under such section. At the Effective Date (as defined in Section 17 below) of the Plan, additional guidance had yet to be promulgated by the Department of Treasury.  Any terms of the Plan that conflict with such guidance shall be null and void as of the Effective Date.  After such additional guidance is issued, the intent is to amend the Plan to delete any conflicting provisions and to add such other provisions as are required to fully comply with Section 409A and any other legislative or regulatory requirements applicable to the Plan. The Plan is also intended to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended from time to time, or any successor provision thereto (“Rule 16b-3”), and shall be construed to so comply. With respect to any restriction in the Plan that is based on the requirements of Rule 16b-3 or the rules of any exchange upon which the Company’s securities are listed or automated quotation system upon which the Company’s securities are quoted, or any other applicable law, rule or restriction, to the extent that any such restriction is no longer required, the Board shall have the sole discretion and authority to remove such restrictions from the Plan and/or to waive them.

2.	Eligibility.

          Only members of the Board who do not serve as officers or employees of the Company, any parent of the Company or any of the Company’s subsidiaries (“Eligible Directors”) will be eligible to participate in the Plan.

3.	Non-Employee Director Compensation.

          (a) Annual Retainer Fees. Eligible Directors will be entitled to receive an annual retainer fee (the “Annual Retainer”) for their membership on the Board. The amount of such fee will be established from time to time by the Board.  In addition, Eligible Directors will receive 5,000 shares of Common Stock with twenty-five percent (25%) of such shares vesting immediately upon election to participate in the Plan and the remaining shares to vest in increments of twenty-five (25%) percent each subsequent full quarter (March 31, June 30, September 30, December 31).

          (b) Valuation of Shares. The fair market value of a share of Common Stock on a given date shall be the 4:00 p.m., New York City time, closing price of a share of Common Stock on such national securities exchange as may be designated by the Board, or, in the event that the Common Stock is not listed for trading on a national securities exchange, but is quoted on an automated quotation system, the average closing bid per share of the Common Stock on such automated quotation system or, in the event that the Common Stock is not quoted on any such system, the average of the closing bid prices per share of the Common Stock as furnished by a professional market maker making a market in the Common Stock designated by the Board.

4.	Deferral Election.

          Any Eligible Director may elect to defer the time of payment of all or any portion of any compensation that the Eligible Director may become entitled to receive pursuant to Section 3 other than any amount that the Eligible Director may receive in shares of Common Stock.  In no event, however, may an Eligible Director elect to defer any compensation that he or she has already received or would otherwise have an unrestricted right to receive currently. Any deferral election shall be made at such time and in such manner as may be specified by the Board.  An Eligible Director’s deferral election shall specify the time and manner of payment of all deferred amounts which election shall be subject to the requirements of Section 7. Compensation for services performed during a taxable year may be deferred at the Eligible Director’s election only if the election to defer such compensation is made not later than the close of the preceding taxable year or at such other time as may be permitted in rules or other guidance adopted by the Internal Revenue Service.  Notwithstanding the foregoing, in the case of the first year in which an Eligible Director becomes eligible to participate in the Plan, such election may be made with respect to services performed subsequent to the election within 30 days after the date the Eligible Director becomes eligible to participate in the Plan.  For purposes of this Section 4, the term “Plan” refers to the compensation deferral feature contained in Sections 4 through 11 of this Plan.

5.	Establishment of Deferred Account.

          The Board shall establish a deferred account (the “Deferred Account”) for each Eligible Director to which shall be credited the amount of all compensation deferred under this Plan from time to time by the Eligible Director.  An Eligible Director’s compensation deferral election shall specify the amount or percentage of compensation to be credited to the Eligible Director’s Deferred Account.  An Eligible Director may only change his or her Deferred Account election with respect to future deferred amounts at such time as permitted by the Board.

6.	Adjustment of Deferred Account.

          The balance of each Eligible Director’s Deferred Account shall be maintained by the Company as a bookkeeping entry based on dollar units and shall be adjusted by the Company from time to time to reflect amounts deferred and payments made since the date of the last adjustment.  In addition, the balance of each Eligible Director’s Deferred Account shall be credited by the Company with interest from time to time at the then prevailing prime rate of interest as published in the Wall Street Journal or such other similar and reasonable rate of interest as the Board may determine.

7.	Payment of Deferred Account.

          An Eligible Director’s Deferred Account shall be paid to the Eligible Director in such manner and at such time as the Eligible Director may elect in accordance with Section 4. In no event, shall any amount of compensation deferred under the Plan be distributed earlier than: (a) the Eligible Director’s separation from service with the Company; (b) the date of the Eligible Director’s Disability (as defined in Section 17 below); (c) the date of the Eligible Director’s death; (d) a specified time (or pursuant to a fixed schedule) specified under the Plan at the date of the deferral of such compensation; or (e) a Change in Control pursuant to Section 8 below.  If an Eligible Director does not elect a time of payment, then it shall be presumed that the Eligible Director elected that his or her payment shall be made as of the earliest to occur of the Eligible Director’s separation from service with the Company, Disability or death.  If an Eligible Director does not elect the manner of payment, it shall be presumed that the Eligible Director elected that his or her payment shall be made as a single payment.  For purposes of all payments, the balance in an Eligible Director’s Deferred Account shall be adjusted by the Company pursuant to Section 6 immediately prior to any payment date.

8.	Distribution in the Event of a Change in Control.

          Notwithstanding any other provision of this Plan or of any election made by an Eligible Director with respect to the period of any deferral or the form and timing of any payment from his Deferred Account, the unpaid balance thereof shall be paid to the Eligible Director within 60 days after the date of a Change in Control of the Company. For purposes hereof, a “Change in Control” means, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined in the regulations issued by the Treasury Department and other guidance issued by the Treasury Department or Internal Revenue Service under Section 409A of the Code.

9.	Rights of Eligible Director or Other Distributee.

          Nothing contained herein, and no action taken pursuant to the provisions hereof shall create, or be deemed to create a trust of any kind, or to establish any fiduciary relationship between the Company and any Eligible Director or other payee.  The Deferred Account established hereunder shall be for recordkeeping purposes only.  Amounts that have been deferred will be recorded as a liability in the Company’s books at the time of the deferral of the payment, but no funds shall be set aside for payment of the liability.  To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments made pursuant to this Plan shall be made from the general assets of the Company, provided, however, that nothing set forth herein shall be construed as prohibiting the Company from establishing a trust for its own benefit to hold any assets to satisfy its liabilities pursuant to the Plan. If the Company establishes such a trust, no Eligible Director shall have any interest in the assets of such trust.

10.	Designation of Beneficiary.

          An Eligible Director may designate a person, trust or organization to receive the unpaid balance of the Eligible Director’s Deferred Account in the event of the Eligible Director’s death by executing and delivering to the Board a beneficiary designation on a form reasonably acceptable to the Board. An Eligible Director may change and successively change any such designation by executing a new beneficiary designation form. Unless the beneficiary designation form indicates otherwise, any designation of beneficiary shall be deemed to apply to the unpaid balance of all of the Eligible Director’s Deferred Account. If there is no valid beneficiary designation on file with the Board on the date of the Eligible Director’s death, the unpaid balance of the Eligible Director’s Deferred Account shall be paid to the duly appointed personal representative of the Eligible Director’s estate.

11.	Nonassignability of Benefits.

          Neither the Eligible Director nor any other person shall have any power or right to assign, anticipate, hypothecate or otherwise encumber any amount credited to the Eligible Director’s Deferred Account nor shall any such amounts be transferable by operation of law in the event of the bankruptcy or insolvency of the Eligible Director or other person.

12.	Shares of Common Stock Subject to the Plan.

          The total number of shares of Common Stock that may be issued under the Plan is 500,000 (the “Share Limit”), subject to adjustment pursuant to Section 14 below.  The shares of Common Stock will be made available from authorized but unissued Common Stock or from Common Stock issued and held in the treasury of the Company. For purposes of determining the number of shares of Common Stock that are at any time available for issuance under the Plan, the number of shares of Common Stock that are issued will be counted against the Share Limit at the time of issuance of the shares, as applicable.

13.	Dividend Equivalents.

          Shares of Common Stock, shall be credited with an amount equivalent to the dividends which would have been paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”).  Dividend Equivalents shall be credited (i) as of the payment date of such dividends, and (ii) only with respect to shares which were otherwise deliverable, or into which Dividend Equivalents were converted pursuant to the second paragraph of this Section 13, prior to the record date of the dividend.  Shares held pending distribution shall continue to be credited with Dividend Equivalents.

          Dividend Equivalents so credited shall be converted into an additional number of shares as of the payment date of the dividend (based on the 4:00 p.m., New York City time, closing price of a share of Common Stock on such payment date).  Such shares shall thereafter be treated in the same manner as any other shares under the Plan.  Dividend Equivalents with respect to shares of Common Stock that result in fractional shares shall be held for the credit of the director until the next dividend payment date and shall be converted into shares on such date.  Any Dividend Equivalents not converted into shares shall be paid in cash upon the final distribution of the Eligible Director’s shares.

14.	Adjustments Upon Certain Corporate Changes.

          In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock, stock split, recapitalization or capital reorganization, consolidation or merger of the Company with another corporation or entity, adoption by the Company of any plan of exchange affecting Common Stock, distribution to holders of Common Stock or securities or property (including cash dividends that the Board determines are not in the ordinary course of business but excluding normal cash dividends), corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such substitution or adjustments to reflect such change in the aggregate number and class of shares reserved for issuance under the Plan.

15.	Administration.

          Subject to any provision of Rule 16b-3 that would require otherwise, the Plan shall be administered by the Board which shall have full authority to construe, interpret and administer the Plan.  The Board may make such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purpose of the Plan.  The Board may act on its own behalf or through the actions of its duly authorized delegate.  Any determination by the Board shall be final and binding on all persons.

16.	Amendment and Termination of the Plan.

          The Plan may be terminated and may be altered, amended, suspended or terminated at any time, in whole or in part, by the Board; provided, however, that no such action will be effective without stockholder approval if such approval is required by law or under the rules of such stock exchange or automated quotation system on which the Common Stock is listed or quoted.  In addition, no such action may, without the consent of the Eligible Director to whom payment has been made, adversely affect the pre-existing rights of any such Eligible Director. Unless previously terminated pursuant to this Section 16, the Plan shall terminate on the tenth anniversary of the Effective Date (as defined in Section 17 below).

17.	General Provisions.

          (a) No Right to Serve as a Director. Neither the Plan nor any action taken under the Plan shall be construed as giving any Eligible Director the right to be nominated, re-elected or retained as a member of the Board.

          (b) Effective Date and Stockholder Approval. The Plan is effective 20 days after the mailing of the Information Statement dated April 19, 2006.

          (c) Conditions to Issuance of Plan Shares. If at any time the Board shall determine, in its sole discretion, that the listing, registration or qualification of the Common Stock issuable under the Plan is required under any federal or state law or by any securities exchange, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the delivery or purchase of such shares, such shares shall not be granted unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

          (d) Special Terms. The term “Disability” means the Eligible Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

          (e) Gender and Number.  Whenever the context shall require, the masculine gender shall be construed to include the feminine and the singular number the plural.

          (f) Headings.  The headings of sections and subsections herein are included solely for convenience of reference and do not affect the meaning of any of the provisions of the Plan.

          (g) Governing Law.  The Plan and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of Nevada.